UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  June 30, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2014, ITT Educational Services, Inc. (the “Company”) entered into a Third Amendment to Credit Agreement, Consent and Waiver (the “Third Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The Third Amendment provides for certain amendments to and waivers of certain covenant defaults under the Credit Agreement dated as of March 21, 2012, as amended by the First Amendment thereto dated as of March 31, 2014 and the Second Amendment thereto dated as of May 29, 2014 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent.  Capitalized terms used in this Form 8-K and not defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Third Amendment provides that:

•
The aggregate commitment of the lenders is reduced to $135.0 million, and the portion of the commitments available for letters of credit is increased from $25.0 million to $80.0 million.  If the Company has not caused the issuance of a letter of credit to the U.S. Department of Education (a “DOE Letter of Credit”) by September 30, 2014, the aggregate commitments of the lenders will be reduced to $100.0 million, and the availability for letters of credit will revert to $25.0 million.  Certain letters of credit in an aggregate amount of approximately $2.3 million previously issued by JPMorgan Chase Bank, N.A. are deemed to be letters of credit issued pursuant to the Credit Agreement.

•
The Company is required to provide cash collateral (in an amount equal to 103% of the face amount of the letter of credit) for any letter of credit issued under the Credit Agreement with a face amount of $10.0 million or more.  This requirement will not apply to any DOE Letter of Credit until December 31, 2014.  Up to $75.0 million in cash posted as cash collateral for a DOE Letter of Credit will be treated as cash for purposes of determining the Company’s compliance with the minimum Liquidity covenant of the Credit Agreement.

•
The covenants in the Credit Agreement regarding Indebtedness (Section 6.01) and Investments, Loans, Advances and Acquisitions (Section 6.04) are amended to allow the consolidation, for accounting purposes, of the assets and liabilities of the PEAKS Trust beginning February 28, 2013, as described in the Current Report on Form 8-K filed by the Company on June 24, 2014 (the “Consolidation”).

•
The Credit Agreement prohibits Restricted Payments, with enumerated exceptions.  The exception to the Restricted Payment covenant that allows certain Restricted Payments, contingent upon pro forma financial covenant compliance (Section 6.06(d)), is replaced with a requirement that such Restricted Payments may not exceed $5.0 million in any fiscal year, plus an additional $5.0 million in any fiscal year from net cash proceeds of a Sale and Leaseback Transaction.  Discretionary payments by the Company or any Subsidiary relating to any Private Education Loan Program are Restricted Payments, and therefore during the remaining term of the Credit Agreement (which has a maturity date of March 21, 2015), the Company will be limited in its ability to elect to accelerate the timing of certain guarantee payments under the private education loan program that it entered into in 2009 (the “2009 Loan Program”) in order to discharge its guarantee obligations related to certain 2009 Loan Program private education loans that default.

•
Section 6.12(a) of the Credit Agreement is amended to provide that the Leverage Ratio may not exceed 3.00:1.00 as of the end of the fiscal quarter ending June 30, 2014, 2.75:1:00 as of the end of the fiscal quarter ending September 30, 2014, and 2.50:1:00 as of the end of the fiscal quarters ending on and after December 31, 2014. Section 6.12(b) of the Credit Agreement is amended to provide that the minimum Fixed Charge Coverage Ratio must be 1:75:1:00 or greater at the end of each fiscal quarter other than the fiscal quarter ended March 31, 2014.  For the purpose of calculating EBITDA as it relates to the foregoing covenants, the Company is permitted to add back to its net income up to $86.0 million in charges related to Private Education Loan Programs incurred during the fiscal year ending December 31, 2013.

•
Section 6.12(d) of the Credit Agreement is amended to provide that the DOE Ratio may not be less than or equal to 1.00:1.00 for the fiscal year ending December 31, 2013, and not less than 1.50:1:00 for any other fiscal year.

•
Not later than July 18, 2014, or such later date as is acceptable to the administrative agent in its sole discretion, the obligations of the Company under the Credit Agreement and for certain related bank products must be secured by security interests in all assets of the Company and the Subsidiary Guarantors, other than real property, fixtures, and other assets that may be excluded by agreement with the administrative agent.

•
Sections 5.01(a) and 5.01(c) of the Credit Agreement are amended such that the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal year ending December 31, 2013, required to be furnished by the Company, are required to be furnished by July 31, 2014, instead of June 30, 2014 (the date established by the First Amendment to Credit Agreement);

•
Sections 5.01(b) and 5.01(c) of the Credit Agreement are amended such that the internally prepared consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal quarter ending March 31, 2014, required to be furnished by the Company, are required to be furnished by July 31, 2014, instead of June 30, 2014 (the date established by the First Amendment to Credit Agreement); and

•
The Third Amendment rescinds the provisions of the First Amendment to Credit Agreement which limited the Company’s borrowings and letters of credit to $125.0 million until such time as the Company delivers a certificate pursuant to Section 5.01(c) of the Credit Agreement demonstrating compliance with Section 6.12 of the Credit Agreement (without giving effect to the First Amendment).

Under the Third Amendment, the administrative agent and lenders waive the following Defaults or Event of Defaults:

(i)
noncompliance with the Leverage Ratio covenant under Section 6.12(a) of the Credit Agreement as of the end of the fiscal quarters ending March 31, 2013, June 30, 2013, and September 30, 2013, and noncompliance with the Fixed Charge Coverage Ratio covenant under Section 6.12(b) of the Credit Agreement as of the end of the fiscal quarters ending March 31, 2013, June 30, 2013, September 30, 2013, and December 31, 2013, and any Event of Default under Article VII(b), (c) and (d) of the Credit Agreement with respect thereto;

(ii)
any violation of the covenants in Section 5.01(b), Section 5.06, and Section 5.07 of the Credit Agreement, and any Event of Default under Article VII (c) and (e) of the Credit Agreement, solely to the extent that such violations or Events of Default relate to or arise from inaccuracies in the financial statements for the fiscal quarters ending March 31, 2013, June 30, 2013, and September 30, 2013 delivered pursuant to Section 5.01(b) of the Credit Agreement that exist as a result of or relate to the Consolidation;

(iii)
any violation of the covenants in Section 5.03 and Section 5.07 of the Credit Agreement, and any Event of Default under Article VII (c) and (e) of the Credit Agreement with respect thereto, solely to the extent that such violations or Events of Default relate to or arise from the Company’s failure to file audited financial statements for the fiscal year ending December 31, 2013 with the DOE on or before June 30, 2014;

(iv)
any violation of the covenant in Section 5.01(c) of the Credit Agreement and any Event of Default under Article VII(c) and (d) of the Credit Agreement with respect thereto, solely to the extent it results from or is related to the matters described in clauses (i), (ii), or (iii) above; and

(v)
any violation of Section 5.02(b) of the Credit Agreement and any Event of Default under Article VII(c) and (d) of the Credit Agreement with respect thereto, solely to the extent it results from or is related to the matters described in clauses (i) through (iv) above.

The above summary of the Third Amendment is qualified in its entirety by the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Credit Agreement was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on March 27, 2012, the First Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on April 4, 2014 and the Second Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on June 4, 2014, all of which are also incorporated herein by reference.

The provisions of the Third Amendment described above were intended to address various matters that relate to or result from, or that could relate to or result from, the Consolidation, the restatement of the Company’s unaudited financial statements in its Form 10-Q for each of the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and the delay in the completion of the Company’s audited financial statements for the year ended December 31, 2013 and its unaudited financial statements for the fiscal quarter ended March 31, 2014.  The Company is in the process of preparing its consolidated financial statements for these periods, and has consulted with and received the views of the staff of the Office of the Chief Accountant of the U.S. Securities and Exchange Commission regarding the proper accounting treatment of the PEAKS Trust, as described in the Current Report on Form 8-K filed by the Company on June 24, 2014.

There can be no assurance that the provisions of the Third Amendment will be sufficient to prevent a Default or Event of Default under the Credit Agreement once the full impact of the Consolidation, the restatement of previously-issued financial statements or the delay in completion of the 2013 audited financial statements and first quarter 2014 unaudited financial statements is known, and there can be no assurance that the Company will not have to seek additional amendments to, or waivers of, provisions of the Credit Agreement, as a result of the amendments and waivers in the Third Amendment not being sufficient to fully address the impact of those events, or as a result of additional matters that affect the Company in the future.  Any such additional amendments to, or waivers of, provisions of the Credit Agreement may not be able to be obtained on terms satisfactory to the Company or at all.

The Company is subject to extensive regulation by the U.S. Department of Education (the “DOE”).  One of the DOE’s regulations applicable to the Company is that it must submit to the DOE its audited, consolidated financial statements and a compliance audit (“Compliance Audit”) of its institutions’ administration of the federal student financial aid programs under Title IV (the “Title IV Programs”) of the Higher Education Act of 1965, as amended, in which they participate, in each case with respect to a fiscal year by June 30 of the following year.  Due to the inability of the Company to submit its audited consolidated 2013 financial statements and its Compliance Audit to the DOE by June 30, 2014, the DOE may determine that the Company’s institutions are not financially responsible, which could result in, among other things:

•	the Company’s institutions being placed on heightened cash monitoring or the reimbursement method of payment by the DOE;
•	the Company’s institutions being provisionally certified by the DOE to participate in Title IV Programs; and
•
the Company being required to post a letter of credit to the DOE, for a period of not less than five years, in an amount equal to at least 10% of the total Title IV Program funds received by the Company’s institutions during the Company’s most recently completed fiscal year.

The Company’s failure to submit its audited consolidated 2013 financial statements and its Compliance Audit to the DOE by June 30, 2014 could also result in the DOE taking an adverse action against the Company’s institutions, including:

•	revoking the institutions’ program participation agreements with respect to the Title IV Programs; or
•	terminating the institutions’ participation in the Title IV Programs.

Further, a failure to submit the required Compliance Audit, as distinguished from a delay in submission, will result in identification by the DOE of a liability against the Company equal to the amount of all Title IV Program funds disbursed by the Company’s institutions in 2013.  Any one or more of the results or actions described above could have a material adverse effect on the Company’s financial condition, results of operations and cash flows.  Further, in the event that it is determined that the Company is required to post a letter of credit for the benefit of the DOE, the Company estimates that the letter of credit will need to have a face amount of at least approximately $75 million, based on the approximately $750 million of funds disbursed to the Company’s institutions in 2013.  There can be no assurance that the Company will not be required to post a letter of credit in excess of the amount permitted by the Third Amendment, or that the Company will be able to provide the full amount of required cash collateral related to any letter of credit.

In addition, one of the most significant financial responsibility measurements conditioning an institution’s eligibility to participate in the Title IV Programs is the institution’s composite score, which is calculated by the DOE based on three ratios:
•	the equity ratio, which measures the institution’s capital resources, ability to borrow and financial viability;
•	the primary reserve ratio, which measures the institution’s ability to support current operations from expendable resources; and
•	the net income ratio, which measures the institution’s ability to operate at a profit.

The DOE assigns a strength factor to the results of each of these ratios on a scale from negative 1.0 to positive 3.0, with negative 1.0 reflecting financial weakness and positive 3.0 reflecting financial strength.  The DOE then assigns a weighting percentage to each ratio and adds the weighted scores for the three ratios together to produce a composite score for the institution.  The composite score must be at least 1.50:1.00 for the institution to be deemed financially responsible by the DOE without the need for further oversight, which potential further oversight is described in the following paragraph.  The Company has not yet determined its institutions’ composite score, based on the fiscal year consolidated financial statements at the parent company level, for 2013, because the composite score cannot be calculated until the audit of the Company’s 2013 financial statements is complete.  Although the Company’s institutions’ 2013 composite score has not been finalized, in the event that it is less than 1.50:1.00, as described above, the Third Amendment allows for the Company’s DOE Ratio (which is the same as the composite score) for the fiscal year ending December 31, 2013 to be less than 1.50:1:00, as long as it is not less than or equal to 1.00:1.00.

In evaluating an institution’s compliance with the financial responsibility standards, the DOE may examine the financial statements of the individual institution, the institution’s parent company, or any party related to the institution. Historically, the DOE has evaluated the financial condition of the Company’s institutions on a consolidated basis based on the consolidated financial statements at the parent company level.  If the DOE determines that an institution does not satisfy the DOE's financial responsibility standards, the institution may establish its financial responsibility on one of several alternative bases, including posting a letter of credit in an amount equal to a specified percentage of the total Title IV Program funds received by the institution during the institution's most recently completed fiscal year and, in some cases, agreeing to receive Title IV Program funds under an arrangement other than the DOE's standard advance funding arrangement while being provisionally certified and to be subject to certain additional reporting requirements.  The requirement to post a letter of credit or other sanctions by the DOE could increase the Company’s cost of regulatory compliance and adversely affect its financial condition, results of operations and cash flows.  There can be no assurance that the Company will not be required to post a letter of credit in excess of the amount permitted by the Third Amendment, or that that Company will be able to provide the full amount of required cash collateral related to any letter of credit.

The Company has been consulting with, and will continue to consult with, regulatory counsel regarding the impact of the Consolidation, the delay in the submission of the Company’s 2013 audited financial statements and Compliance Audit and related matters on its compliance with DOE regulations.  The Company has also been communicating with the DOE regarding the delay in submitting its audits to the DOE, and intends to continue to provide updates to the DOE regarding the status of the completion of the audits.

Although the Company has not finalized its consolidated financial statements for its 2013 fiscal year, as described above, the Third Amendment provides that for the purpose of calculating EBITDA as it relates to the Leverage Ratio and the Fixed Charge Coverage Ratio, the Company is permitted to add back to its net income up to $86.0 million in increases to its contingent liability recognized in 2013 related to the Private Education Loan Programs.  There can be no assurance that the $86.0 million amount permitted to be added back will be sufficient to allow the Company to satisfy those financial ratio covenants.

As described above, the Third Amendment extends to July 31, 2014 the date by which the Company must furnish its audited financial statements for the fiscal year ended December 31, 2013 and its financial statements for the fiscal quarter ended March 31, 2014, and the related certificates.  Although the Company is working diligently to complete those financial statements by July 31, 2014, there can be no assurance that the financial statements will be able to be completed or furnished by that extended deadline.

Item 7.01.                      Regulation FD Disclosure.

On July 1, 2014, the Company received letters from the DOE indicating that the Company’s institutions have not submitted the required Compliance Audit and the Company’s audited 2013 financial statements by June 30, 2014.  The letters from the DOE describe the potential determinations and actions that the DOE could make or take as a result of the failure to submit these audits by the due date, which are also described under Item 1.01 above, but the letters do not state that the DOE has made any such determinations or taken any such actions at this time.  The information disclosed under Item 1.01 above is incorporated into this Item 7.01 by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

10.1
Third Amendment to Credit Agreement, Consent and Waiver, dated as of June 30, 2014, by and among ITT Educational Services, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the inability of the company to file its 2013 Form 10-K during any available New York Stock Exchange (“NYSE”) cure period; the NYSE’s failure to grant a further extension of time in which the company can file the 2013 Form 10-K; any actions by the DOE related to the company’s failure to submit its 2013 audited financial statements with the DOE by the due date; the impact of the Consolidation on the company and the regulations, requirements and obligations that it is subject to; the failure of the company to obtain further required amendments or waivers of noncompliance with covenants under its credit agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Third Amendment to Credit Agreement, Consent and Waiver, dated as of June 30, 2014, by and among ITT Educational Services, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent